UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2012

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 10, 2012, Iron Mountain Incorporated, or the Company, completed its offering of $1.0 billion in aggregate principal amount of its 5-3/4% Senior Subordinated Notes due 2024, or the Notes, pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of August 7, 2012, among the Company, the Guarantors named therein, and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., RBS Securities Inc., Scotia Capital (USA) Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, EA Markets Securities LLC and Lebenthal & Co., LLC, as underwriters. The net proceeds to the Company from this offering were approximately $984.7 million, after paying underwriters’ discounts and commissions and estimated expenses. The Company intends to use the net proceeds from this offering for the redemption of all of the Company’s outstanding 6-5/8% Senior Subordinated Notes due 2016, or the 6-5/8% Notes, and 8-3/4% Senior Subordinated Notes due 2018, or the 8-3/4% Notes, including any premium associated therewith, to repay indebtedness under the Company’s revolving credit facility and for general corporate purposes, including funding a portion of the costs the Company expects to incur in connection with its proposed conversion to a real estate investment trust.

The Notes were issued under a Senior Subordinated Indenture, dated as of September 23, 2011, or the Base Indenture, as supplemented by the Second Supplemental Indenture, dated as of August 10, 2012, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, or the Supplemental Indenture, and together with the Base Indenture, the Indenture.

The Company will pay 5-3/4% interest per annum on the principal amount of the Notes, payable semi-annually on February 15 and August 15 of each year. Interest will accrue from August 10, 2012, and the first interest payment date will be February 15, 2013. The Notes will mature on August 15, 2024, unless earlier redeemed or repurchased. The Notes were issued at a price to the public of 100.0% of par.

The Notes are guaranteed on a senior subordinated basis by substantially all of the Company’s direct and indirect wholly owned domestic subsidiaries. The Notes and the subsidiary guarantees rank behind all of the Company’s and its subsidiary guarantors’ current and future senior indebtedness and equally with the Company’s and its subsidiary guarantors’ current and future senior subordinated indebtedness and trade payables.

The Company may, at its option, redeem some or all of the Notes at any time prior to August 15, 2017 at the make-whole price set forth in the Indenture and at any time on or after August 15, 2017 at the prices set forth in the Indenture. Prior to August 15, 2015, the Company may redeem a portion of the outstanding Notes at a premium with the proceeds of certain equity offerings as long as at least $650.0 million in aggregate principal amount of Notes remains outstanding immediately afterwards. If the Company sells certain assets or experiences specific kinds of changes in control, it must offer to repurchase the Notes at the prices set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes. Those are similar to the events of default with respect to the Company’s other senior subordinated notes. Under the terms of the Indenture, the Company is also subject to financial covenants and restrictions which are substantially similar to those applicable to the Company’s other currently outstanding senior subordinated notes.

The brief description of the Notes is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture. A copy of the Base Indenture is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 29, 2011, filed with the Securities and Exchange Commission, or the SEC, and a copy of the Supplemental Indenture is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01.                                          Other Events.

On August 10, 2012, the Company delivered a notice of redemption to the trustee with respect to all of the Company’s outstanding 6-5/8% Notes and a notice of redemption to the trustee with respect to all of the Company’s outstanding 8-3/4% Notes. Upon mailing of each call notice by the trustee to holders in accordance with the terms of the indenture under which the 6-5/8% Notes and the 8-3/4% Notes were issued, the 6-5/8% Notes and the 8-3/4% Notes became irrevocably due and payable on August 20, 2012, or the Redemption Date, and at the redemption price set forth in the applicable call notice. The 6-5/8% Notes and the 8-3/4% Notes will be redeemed with the proceeds from the sale of the Notes. On the Redemption Date, unless the Company defaults in the payment of the redemption price, all rights of holders with respect to both the 6-5/8% Notes and the 8-3/4% Notes will terminate, except for the right to receive payment of the applicable redemption price upon surrender for redemption.

The redemptions of the the 6-5/8% Notes and the 8-3/4% Notes will be made only by means of the call notices mailed by the trustee. This Current Report on Form 8-K does not constitute a notice of redemption of either the 6-5/8% Notes or the 8-3/4% Notes.

A copy of the Company’s press release announcing the redemptions of the 6-5/8% Notes and the 8-3/4% Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

4.1

Second Supplemental Indenture, dated as of August 10, 2012, among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. (Filed herewith.)

99.1	Press Release of Iron Mountain Incorporated, dated August 10, 2012. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 10, 2012